UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-12695	94-2669985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road

San Jose, California

(Address of principal executive offices)

95138

(Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 15, 2019, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) by and between Renesas Electronics Corporation, a Japanese corporation (“Parent”), and IDT, pursuant to which, upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Chapter Two Company, which was formed following the date of the Merger Agreement as a Delaware corporation and a direct wholly-owned subsidiary of Parent, will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a direct wholly-owned subsidiary of Parent.

As of November 23, 2018, the record date of the Special Meeting, there were 129,035,232 shares of IDT common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 106,236,591 shares of common stock, representing approximately 82.33% of the outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, IDT stockholders considered two proposals, each of which is described in more detail in a definitive proxy statement filed by IDT with the Securities and Exchange Commission on December 3, 2018 (the “Proxy Statement”). The final results regarding each proposal are set forth below.

Proposal No. 1: Approval of the Merger Proposal

IDT’s stockholders approved the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”). The voting results for the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,449,962	128,254	657,475	—

Proposal No. 3: Advisory Vote regarding Merger-Related Named Executive Officer Compensation

IDT’s stockholders approved, on a non-binding, advisory basis, compensation that will or may become payable to the IDT’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”). The voting results for the Merger-Related Compensation Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,954,851	2,253,488	1,027,352	—

Adjournment of the Special Meeting (Proposal No. 2) was deemed not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

Item 8.01. Other Events.

Press Release

On January 15, 2019, IDT issued a press release announcing stockholder approval of the Merger Proposal, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CFIUS Review

On December 21, 2018, IDT reported that the Committee on Foreign Investment in the United States (CFIUS) review regarding national security concerns relating to the Merger was underway and the initial 45-day review period would conclude by January 2, 2019. Due to the U.S. government shutdown that commenced in December 2018, this review period has been tolled pursuant to section 1709 of the Foreign Investment Risk Review Modernization Act of 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press release, dated January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2019	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
	Name:	Brian C. White
	Title:	Senior Vice President and Chief Financial Officer (duly authorized officer)